UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 1, 2006
REPUBLIC PROPERTY TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32699 (Commission File Number)	20-3241867 (IRS Employer Identification Number)

1280 Maryland Avenue, SW Suite 280 Washington, D.C. (Address of principal executive offices)	20024 (Zip Code)
(202) 863-0300
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.
      With respect to the credit agreement we entered into, the information disclosed below under "Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant" is incorporated by reference into this item.
Item 1.02. Termination of a Material Definitive Agreement.
      On May 1, 2006, using proceeds drawn down from the credit agreement described below under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” and cash-on-hand, Republic Property Limited Partnership (“RPLP”), Republic Property Trust’s operating partnership, paid and discharged its mortgage loan secured by the Presidents Park I, II and III properties (the “Presidents Park loan”). The Presidents Park loan was among RPLP, Presidents Park I LLC, Presidents Park II LLC and Presidents Park III LLC, collectively as borrower, and Goldman Sachs Mortgage Company. The Presidents Park loan was entered into on December 29, 2004 and was amended on December 20, 2005 and March 17, 2006. The principal amount of the Presidents Park loan was $33 million and bore an interest rate of LIBOR plus 1.0%. The Presidents Park loan had a maturity date of June 1, 2006.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
      As previously disclosed on a Form 8-K filed on March 6, 2006, RPLP secured a commitment with KeyBank National Association to provide RPLP with a revolving credit facility. This commitment would have expired on May 6, 2006. On May 1, 2006, RPLP entered into the Senior Secured Revolving Credit Agreement (the “Agreement”) with KeyBank National Association, as lender and administrative agent for the other lenders named therein, KeyBanc Capital Markets, as sole lead arranger and sole book manager, SunTrust Bank, as syndication agent, and Charter One Bank, N.A., as documentation agent. The Agreement includes a revolving credit commitment of $150 million, of which up to $30 million is available as a swing loan commitment. The maximum revolving credit commitment may be increased by up to $100 million at the request of RPLP at any time before the date that is 90 days prior to the maturity date, subject to satisfying various conditions precedent. The amount that RPLP can borrow under the Agreement is subject to RPLP’s continued compliance with each of the covenants, including the financial covenants prepared on a pro forma basis, as provided for in the Agreement. Republic Property Trust has agreed to unconditionally guarantee all of RPLP's obligations under the Agreement.
      In addition to the Republic Property Trust guarantee, borrowings under the Agreement are secured by:
•	A perfected first priority lien on (i) Presidents Park I, II and III and (ii) Campus at Dulles Technology Center (each a “Mortgage Property”);

•	A perfected first priority security interest in the leases at each Mortgage Property; and

•	Indemnity Agreements that indemnify the agent and lenders with respect to hazardous substances and environmental laws.

      Borrowings under the Agreement bear interest at variable rates equal to, at RPLP’s option, either (a) LIBOR, plus an applicable margin, or (b) a base rate, plus an applicable margin. The base rate in effect on any given day is equal to the greater of (a) the prime rate published by KeyBank National Association or (b) the Federal Funds Effective Rate announced by the Federal Reserve Bank, plus 0.5%. The applicable margin is determined based on our corporate leverage ratio and varies between 0% and 0.50% for base rate loans, and 1.15% and 1.90% LIBOR rate loans. In addition to customary fees, RPLP is required to pay an unused fee of (i) 0.20% per annum on the amount of unused capacity under the credit commitment if the unused capacity is equal to or more than 50% of the total loan commitment or (ii) 0.125% per annum on the amount of unused capacity under the credit commitment if the unused capacity is less than 50% of the total loan commitment.
      On May 1, 2006, RPLP drew down $23 million and used these proceeds, together with cash-on-hand, to pay and discharge the Presidents Park loan disclosed above under “Item 1.02. Termination of a Material Definitive Agreement.” Additionally, as previously disclosed on a Form 8-K filed on March 24, 2006, RPLP intends to fund a portion of the WillowWood I and II acquisition with proceeds from this revolving line of credit. Under the Agreement, we may use the proceeds from this revolving line of credit (i) to pay closing costs in connection with the Agreement, (ii) to directly and indirectly invest in real estate used or intended to be used as an office property, (iii) for general corporate purposes, including working capital, or (iv) for other legal purposes permitted under RPLP’s organizational documents. All loans made pursuant to the Agreement mature on May 1, 2009. Provided that no default or event of default has occurred and upon paying a fee, RPLP has the one-time right and option to extend the maturity date to May 1, 2010 at any time before the date that is 90 days prior to the original maturity date.
      The Agreement contains standard operating covenants including, among other things, customary restrictions on RPLP’s and Republic Property Trust’s ability to
•	Incur certain indebtedness;

•	Grant liens on the Mortgage Properties;

•	Merge or consolidate;

•	Dispose of real estate in excess of an amount equal to 20% of RPLP's gross asset value; and

•	Sell and lease back real estate.
      Additionally, the Agreement contains restrictions from paying distributions if
(i) with respect to the fiscal quarters ending on June 30, 2007 and September 30, 2007, the distribution paid in such quarter when added to the distribution paid for the fiscal quarter immediately preceding exceeds 100% of funds from operations for such fiscal quarters;

(ii) with respect to the fiscal quarters ending on December 31, 2007 and March 31, 2008, the distribution paid in such quarter when added to the distribution paid for the fiscal quarter immediately preceding exceeds 95% of funds from operations for such fiscal quarters; and

(iii) with respect to all fiscal quarters ending on or after June 30, 2008, the distribution paid in such quarter when added to the distributions paid for the three fiscal quarters immediately preceding exceeds 95% of funds from operations for such fiscal quarters.

      RPLP’s ability to draw on this line of credit is also subject to the maintenance of the following financial ratios:
•	The outstanding principal balance under the Agreement cannot exceed 65% of the sum of appraised values of each Mortgaged Property;

•	Corporate leverage ratio cannot exceed 70%;

•	The ratio of adjusted consolidated EBITDA to consolidated fixed charges cannot be less than 1.45 to 1.00 for the sum of the two most recently ended calendar quarters; and

•	RPLP’s consolidated tangible net worth cannot be less than the sum of $190 million plus 75% of the sum of (a) net offering proceeds derived from equity offerings (excluding the initial public offering) plus (b) the value of RPLP units or shares of Republic Property Trust issued upon contribution of assets to RPLP.
      If we do not comply with the various financial and other covenants and requirements in the Agreement, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the Agreement.
      The foregoing does not purport to be a complete description of the terms of the Agreement and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to Republic Property Trust’s Form 10-Q for the quarter ended March 31, 2006.
      From time to time, RPLP and Republic Property Trust have had customary commercial banking relationships with certain of the lenders under the Agreement. Additionally, Republic Property Trust has had investment banking relationships with affiliates of KeyBank National Association; Wachovia Bank, National Association; and Raymond James Bank, FSB.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Property Trust
Date: May 5, 2006	By:	/s/ Gary R. Siegel
Gary R. Siegel
Title: Chief Operating Officer and General Counsel